EXHIBIT 23.9


PANNELL KERR FORSTER

                                                                       PKF
                                                                       worldwide


                                                      7th Floor, Marine Building
                                                      355  Burrard  St.,
                                                      Vancouver,  BC.,
                                                      Canada,  V6C  2G8
                                                      Telephone: (604) 687-1231
                                                      Facsimile: (604) 688-4675




April 9, 2003



Board of Directors
Integral Technologies Inc.
805 W. Orchard Dr., Suite 3
Bellingham, Washington  98225



Dear Sirs:


We consent to the incorporation by reference in the Registration Statement of Integral Technologies, Inc. on Form S-8 of our report dated September 23, 2002, relating to the consolidated balance sheets of Integral Technologies Inc. as of June 30, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended June 30, 2002, 2001 and 2000, which report is included in the Annual Report on Form 10-KSB for the year ended June 30, 2002.

Yours  very  truly,

/s/ Pannell Kerr Forster

Pannell Kerr Forster

CHARTERED ACCOUNTANTS
Vancouver, Canada


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